Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 2 to Form F-1 of our report dated April 16, 2025, relating to the consolidated financial statements of Global Development Engineering Company Limited for the year ended March 31, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

February 2, 2026